EXHIBIT 24.1

POWER OF ATTORNEY

Each director of Big Lots, Inc. (the “Company”) whose signature appears below hereby appoints Charles W. Haubiel II as the undersigned’s attorney to sign, in the undersigned’s name and on behalf of each such director and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the “Commission”), the Company’s Registration Statement on Form S-8 (the “Registration Statement”) and likewise to sign and file with the Commission any and all amendments thereto, including any and all exhibits and other documents required to be included therewith, to register under the Securities Act of 1933, as amended, up to 7,750,000 common shares, $0.01 par value, of the Company to be offered under the Big Lots 2012 Long-Term Incentive Plan, and the Company hereby also appoints Steven S. Fishman as its attorney-in-fact with like authority to sign and file the Registration Statement and any amendments thereto, granting to such attorneys-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorneys-in-fact or his substitutes may do by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of May 23, 2012.

Signature	Title

/s/ Jeffrey P. Berger	Director
Jeffrey P. Berger

/s/ James R. Chambers	Director
James R. Chambers

/s/ Peter J. Hayes	Director
Peter J. Hayes

/s/ Brenda J. Lauderback	Director
Brenda J. Lauderback

/s/ Philip E. Mallott	Director
Philip E. Mallott

/s/ Russell Solt	Director
Russell Solt

/s/ James R. Tener	Director
James R. Tener

/s/ Dennis B. Tishkoff	Director
Dennis B. Tishkoff